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                                                                    EXHIBIT 99.3

                                  NONQUALIFIED
                             STOCK OPTION AGREEMENT

                IPCELL TECHNOLOGIES, INC. 1999 STOCK OPTION PLAN


        1. Grant of Option. Pursuant to the IPCell Technologies, Inc. 1999 Stock Option Plan (the "Plan"), IPCell Technologies, Inc. (the "Company") grants to

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                              (Name of Participant)

an option to purchase from the Company a total of __________ full shares ("Optioned Shares") of Common Stock of the Company at $__________ per share in the amounts, during the periods, and upon the terms and conditions set forth in this Agreement. The Date of Grant of this Stock Option is ________________, 20__.

        2. Subject to Plan. This Stock Option and its exercise are subject to the terms and conditions of the Plan, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. Any capitalized term used herein that is not specifically defined in this Agreement shall have the same meaning assigned to it in the Plan. This Stock Option is subject to any rules promulgated pursuant to the Plan by the Board or the Committee.

        3. Option Period. Subject to certain restrictions and conditions set forth in the Plan, the Option Period will begin on ________________, 20__ (the "Date of Grant") and will terminate on ________________, 20__.

        4. Exercise and Vesting. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Optioned Shares shall become vested and exercisable in accordance with Schedule A which is attached and made a part of the Agreement.

        5. Term; Forfeiture. Except as otherwise provided in this Agreement any portion of this Stock Option that is not vested will be forfeited on the date the Participant ceases to be employed by (or if the Participant is a consultant or an Outside Director, ceases to provide services to) the Company and all its Subsidiaries. This Stock Option, and all unexercised, vested Optioned Shares granted to the Participant hereunder, will terminate and be forfeited at the first of the following to occur:

        a.      5 p.m. on the date the Option Period terminates;



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        b.      5 p.m. on the date which is twelve (12) months following the
                Participant's Termination of Service due to death, Disability, or Retirement;

        c. 5 p.m. on the date which is sixty days (60) days following the Participant's Termination of Service by the Company without Cause;

        d. 5 p.m. on the date which is thirty (30) days following the Participant's voluntary Termination of Service for any reason; or

        e. 5 p.m. on the day prior to the date of the Participant's Termination of Service for Cause.

        6.      Manner of Exercise.

                (a) General Provisions. Subject to such administrative regulations as the Committee may from time to time adopt, this Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the "Exercise Date") which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. If the Participant is exercising the Stock Option to purchase shares of Common Stock as permitted in subsection 6(b) below, the Participant shall deliver to the Company on the Exercise Date consideration with a value equal to the total purchase price of the shares to be purchased, payable as follows: (a) cash or (b) Common Stock (including Restricted Stock), valued at its Fair Market Value on the Exercise Date, and/or (c) any other form of payment which is acceptable to the Committee. In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so tendered.

                (b) Exercise for Stock. Upon payment of all amounts due from the Participant, the Company shall cause a certificate for the Optioned Shares then being purchased to be delivered to the Participant (or the person exercising the Participant's Stock Option in the event of his death) at its principal business office within ten (10) business days after the Exercise Date.

        The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock



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Option or the Optioned Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Stock
Option or the issuance or purchase of shares of Common Stock thereunder, then the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

        If the Participant fails to pay for any of the Optioned Shares specified in such notice or fails to accept delivery thereof, then the Participant's right to purchase such Optioned Shares may be terminated by the Company.

        7. Who May Exercise. Subject to the terms and conditions set forth in Sections 3, 4, 5, and 6 above, during the lifetime of the Participant, this Stock Option may be exercised only by the Participant, or by the Participant's guardian or personal representative. If, upon the Participant's Termination of Service by reason of death or Disability prior to the termination of the Option Period, the Participant then has not exercised this Stock Option in full as of the date of death or Disability, the following persons may exercise this Stock Option on behalf of the Participant at any time prior to the earlier of the dates specified in Section 5 hereof: (i) if the Participant is Disabled, the guardian or personal representative of the Participant; or (ii) if the Participant dies, the personal representative of his estate, or the person who acquired the right to exercise this Stock Option by bequest or inheritance or by reason of the death of the Participant; provided that this Stock Option shall remain subject to the other terms of this Agreement, the Plan, and applicable laws, rules, and regulations.

        8. No Fractional Shares. This Stock Option may be exercised only with respect to full shares, and no fractional share of stock shall be issued.

        9. Non-Assignability. This Stock Option is not assignable or transferable by the Participant except by will or by the laws of descent and distribution.

        10. No Rights as Stockholder. The Participant will have no rights as a stockholder with respect to any shares covered by this Stock Option until the issuance of a certificate or certificates to the Participant for the shares. Except as otherwise provided in Section 11 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

        11. Adjustment of Number of Shares and Related Matters. The number of shares of Common Stock covered by this Stock Option, and the purchase price thereof, shall be subject to adjustment in accordance with Article XI of the Plan.



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        12. Participant's Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that he or she will not exercise the Stock Option granted hereby, and that the Company will not be obligated to issue any shares to the Participant hereunder, if the exercise thereof or the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Board shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations.

        13. Investment Representation. Unless the Common Stock is issued to him or her in a transaction registered under applicable federal and state securities laws, by his or her execution hereof, the Participant represents and warrants to the Company that all Common Stock which may be purchased hereunder will be acquired by the Participant for investment purposes for his or her own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Common Stock is issued to him or her in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend.

        14. Participant's Acknowledgments. The Participant acknowledges receipt of a copy of the Plan, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Stock Option subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee, as that term is defined in the Plan, upon any questions arising under the Plan or this Agreement.

        15. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the state of Texas (excluding any conflicts of law rule or principle of Texas law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

        16. No Right to Continue Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employment or providing services to the Company or any Subsidiary, whether as an employee, consultant, or Outside Director, or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant as an employee, consultant or Outside Director.

        17. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a Court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is



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contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

        18. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that are set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

        19. Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

        20. Parties Bound. The terms, provisions, representations, warranties, covenants, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns.

        21. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend the Plan or revoke this Stock Option to the extent permitted in the Plan.

        22. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

        23. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.



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        24. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith. Notice to the Company shall be addressed and delivered as follows:

                      IPCell Technologies, Inc.
                      1651 North Glenville, Suite 200
                      Richardson, TX 75081

        Notice to the Participant shall be addressed and delivered as set forth on the signature page.

        25. Tax Requirements. The Participant, upon exercise of any portion of the Stock Option shall be required to pay the Company the amount of all taxes which the Company is required to withhold as a result of the exercise of the Stock Option; such obligation to pay such taxes may be satisfied by the following, or any combination thereof: (i) the delivery of cash to the Company in an amount necessary to satisfy the required tax withholding obligation of the Company and/or (ii) the actual delivery by the exercising Participant to the Company of shares of Common Stock which the Participant owns and/or the Company's withholding of a number of shares to be delivered upon the exercise of the Stock Option), which shares so delivered or withheld have an aggregate Fair Market Value which equals the minimum required tax withholding payment; provided that, shares cannot be withheld in connection with the exercise of a Stock Option in excess of the minimum number required for tax withholding, and to permit the Stock Option to be accounted for as a fixed award. Any such withholding payments with respect to the exercise of any portion of the Stock Option in cash or by actual delivery of shares of Common Stock shall be required to be made within thirty (30) days after the delivery to the Participant of any certificate representing the shares of Common Stock acquired upon exercise of the Stock Option.

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        IN WITNESS WHEREOF, the Committee has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.


                                            IPCell Technologies, Inc.

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            Participant:

                                            Signature:
                                                      --------------------------
                                            Name:
                                                 -------------------------------
                                            Address:
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